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                                                                       EXHIBIT 5

                                ITT CORPORATION
                          1330 Avenue of the Americas
                            New York, NY 10019-5490

                                                                    May 24, 1994

ITT Corporation
1330 Avenue of the Americas
New York, NY 10019-5490

Dear Sirs:

     I am familiar with the 1994 ITT Corporation Incentive Stock Plan (the "1994 Plan") of ITT Corporation, a Delaware corporation ("ITT"), under which 7,000,000 shares of ITT Common Stock, $1 par value per share, have been authorized initially for issuance (the "Shares"). I have acted as counsel to ITT in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of the Shares under the Act. In this connection, I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     I am of the opinion that:

     1. ITT is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized for issuance under the 1994 Plan by all proper corporate action and, when such Shares have been issued pursuant to the provisions of the 1994 Plan as set forth in the Registration Statement and ITT's policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,

                                       Robert W. Beicke
                                       Assistant General Counsel and
                                       Assistant Secretary

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